Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185632, No. 333-206788, No. 333-215643, and 333-232632) of Nexstar Media Group, Inc. of our report dated March 27, 2020 relating to the financial statements of Mission Broadcasting, Inc., which are incorporated by reference in Nexstar Media Group, Inc.’s Annual Report on Form 10-K, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Dallas, Texas

March 27, 2020